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                    CASE EQUIPMENT LOAN TRUST 1996-B



                           PURCHASE AGREEMENT


                                 between


                        CASE CREDIT CORPORATION,
                               as Seller,


                                   and


                        CASE RECEIVABLES II INC.,
                              as Purchaser.


                      Dated as of September 1, 1996

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                            TABLE OF CONTENTS
                            -----------------
                                                                    Page
                                                                    ----
                                ARTICLE I
                           Certain Definitions

SECTION 1.1.  Definitions............................................  2

                               ARTICLE II
                        Conveyance of Receivables

SECTION 2.1.  Conveyance of Purchased Contracts......................  3
SECTION 2.2.  Conveyance of Subsequent Receivables...................  4
SECTION 2.3.  Intention of the Parties...............................  5
SECTION 2.4.  The Closing............................................  5
SECTION 2.5.  Payment of the Purchase Price..........................  5

                               ARTICLE III
                     Representations and Warranties

SECTION 3.1.  Representations and Warranties of the Purchaser........  6
SECTION 3.2.  Representations and Warranties of the Seller...........  7

                               ARTICLE IV
                               Conditions

SECTION 4.1.  Conditions to Obligation of the Purchaser.............. 14
SECTION 4.2.  Conditions to Obligation of the Seller................. 16

                                ARTICLE V
                         Covenants of the Seller

SECTION 5.1.  Protection of Right, Title and Interest. .............. 17
SECTION 5.2.  Other Liens or Interests............................... 18
SECTION 5.3.  Chief Executive Office................................. 18
SECTION 5.4.  Costs and Expenses..................................... 18
SECTION 5.5.  Indemnification........................................ 18
SECTION 5.6.  Transfer of Subsequent Receivables..................... 18

                               ARTICLE VI
                        Miscellaneous Provisions

SECTION 6.1.  Obligations of Seller.................................. 19
SECTION 6.2.  Repurchase Events...................................... 19
SECTION 6.3.  Purchaser Assignment of Repurchased Receivables........ 19
SECTION 6.4.  Trust.................................................. 19
SECTION 6.5.  Amendment.............................................. 20
SECTION 6.6.  Accountants' Letters................................... 20
SECTION 6.7.  Waivers................................................ 21
SECTION 6.8.  Notices................................................ 21
SECTION 6.9.  Costs and Expenses..................................... 21
SECTION 6.10.  Representations of the Seller and the Purchaser....... 21
SECTION 6.11.  Confidential Information.............................. 21
SECTION 6.12.  Headings and Cross-References......................... 22
SECTION 6.13.  Governing Law......................................... 22
SECTION 6.14.  Counterparts.......................................... 22
SECTION 6.15.  Severability.......................................... 22


                         SCHEDULES AND EXHIBITS

SCHEDULE A       Schedule of Receivables
SCHEDULE B       Location of Receivables Files

EXHIBIT A  Form of Assignment
EXHIBIT B  Form of Subsequent Transfer Assignment


      PURCHASE AGREEMENT, dated as of September 1, 1996, between CASE CREDIT CORPORATION, a Delaware corporation (the "Seller"), and CASE RECEIVABLES II INC., a Delaware corporation (the "Purchaser").


                                RECITALS


      WHEREAS, in the regular course of its business, the Seller purchases from equipment dealers certain retail installment sale contracts secured by new and used agricultural and construction equipment ("Contracts"); and

      WHEREAS, in the regular course of its business, the Seller purchases from Case Corporation certain Contracts originated by Case Corporation in the ordinary course of business; and

      WHEREAS, the Seller and the Purchaser wish to set forth the terms pursuant to which: (1) Contracts having an aggregate Contract Value of approximately $106,497,054 (the "Purchased Contracts") as of August 31, 1996 (the "Initial Cutoff Date") are to be sold by the Seller to the Purchaser on the date hereof and (2) certain Subsequent Receivables are to be sold by the Seller to the Purchaser from time to time on each Subsequent Transfer Date; and

      WHEREAS, as of the Initial Cutoff Date, the Purchaser-owned Contracts previously purchased from the Seller pursuant to a Receivables Purchase Agreement dated as of August 1, 1994 (as amended from time to time, the "Liquidity Receivables Purchase Agreement"), between the Seller and the Purchaser, having an aggregate Contract Value of approximately $359,628,465 (the "Owned Contracts", and together with the Purchased Contracts, the "Initial Receivables"); and

      WHEREAS, the Receivables will be transferred by the Purchaser, pursuant to the Sale and Servicing Agreement, to Case Equipment Loan Trust 1996-B (the "Trust"), which Trust will issue 6.95% Asset Backed Certificates representing fractional undivided interests in, and 5.5625% Class A-1 Asset Backed Notes, 6.25% Class A-2 Asset Backed Notes, 6.65% Class A-3 Asset Backed Notes and Class B Asset Backed Notes collateralized by, the Receivables and the other property of the Trust; and

      WHEREAS, the Seller and the Purchaser wish to set forth herein certain representations, warranties, covenants and indemnities of the Seller with respect to the Receivables for the benefit of the Purchaser, the Trust, the Indenture Noteholders, the Class B Noteholders and the Certificateholders.

      NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein the parties hereto agree as follows:


                                ARTICLE I
                           Certain Definitions


      SECTION 1.1. Definitions. Terms not defined in this Agreement shall have the meanings set forth in the Sale and Servicing Agreement. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

      "Agreement" shall mean this Purchase Agreement, as the same may be amended and supplemented from time to time.

      "Assignment" shall mean the document of assignment attached to this Agreement as Exhibit A.

      "Closing" shall have the meaning specified in Section 2.4.

      "Closing Date" shall mean September 19, 1996.

      "Contract" shall have the meaning specified in the Recitals.

      "Initial Cutoff Date" shall have the meaning specified in the Recitals.

      "Initial Purchase Price" shall have the meaning specified in Section
2.1.

      "Initial Receivables" shall have the meaning specified in the Recitals.

      "Liquidity Receivables Purchase Agreement" shall have the meaning specified in the Recitals.

      "Owned Contracts" shall have the meaning specified in the Recitals.

      "Prospectus" shall mean the Prospectus dated September 10, 1996, and the prospectus supplement dated September 12, 1996, relating to the Indenture Notes and the Certificates.

      "Purchased Contracts" shall have the meaning specified in the Recitals.

      "Purchaser" shall mean Case Receivables II Inc., a Delaware corporation, its successors and assigns.

      "Receivables" shall have the meaning specified in the Indenture.

      "Repurchase Event" shall have the meaning specified in Section 6.2.

      "Sale and Servicing Agreement" shall mean the Sale and Servicing Agreement, dated as of the date hereof, among the Trust, the Purchaser and Case Credit Corporation, as the same may be amended and supplemented from time to time.

      "Schedule of Receivables" shall mean the list of retail installment sale contracts annexed hereto as Schedule A, as such list shall be supplemented to reflect the transfer of Subsequent Receivables to the Purchaser pursuant to Section 2.2.

      "Seller" shall mean Case Credit Corporation, a Delaware corporation, its successors and assigns.

      "Subsequent Purchase Price" shall have the meaning specified in
Section 2.5(b).

      "Subsequent Transfer Assignment" shall have the meaning specified in
Section 4.1(b)(i).

      "Underwriting Agreement" shall mean the two Underwriting Agreements, each dated September 12, 1996, among Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative of the several underwriters named therein, the Purchaser and the Seller.


                               ARTICLE II
                        Conveyance of Receivables


      SECTION 2.1. Conveyance of Purchased Contracts. In consideration of the Purchaser's payment of $107,796,821 (the "Initial Purchase Price") in the manner set out in Section 2.5(a), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:

           (i) the Purchased Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date;

           (ii) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the Seller in such Financed Equipment;

           (iii) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors;

           (iv) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with the Seller;

           (v) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser; and

           (vi) the proceeds of any and all of the foregoing (other than Recoveries).

      SECTION 2.2. Conveyance of Subsequent Receivables. Subject to the conditions set forth in Section 4.1(b), in consideration of the Purchaser's delivery on the related Subsequent Transfer Date to or upon the order of the Seller of the related Subsequent Purchase Price pursuant to Section 2.5, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (subject to the obligations herein), all of its right, title and interest in, to and under:

           (i) the Subsequent Receivables listed on Schedule A to the related Subsequent Transfer Assignment, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the related Subsequent Cutoff Date;

           (ii) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment;

           (iii) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors;

           (iv) any proceeds with respect to such Subsequent Receivables from recourse to Dealers other than any interest in the Dealers' reserve accounts maintained with the Seller;

           (v) any Financed Equipment that shall have secured any such Subsequent Receivable and that shall have been acquired by or on behalf of the Purchaser; and

           (vi) the proceeds of any and all of the foregoing (other than Recoveries).

      SECTION 2.3. Intention of the Parties. The parties to this Agreement intend that the transactions contemplated hereby shall be, and shall be treated as, a purchase by the Purchaser and a sale by the Seller of the Purchased Contracts and the Subsequent Receivables and not as a lending transaction. The foregoing sale, assignment, transfer and conveyance does not constitute, and is not intended to result in a creation or assumption by the Purchaser of, any obligation or liability with respect to any Purchased Contract or any Subsequent Receivables, nor shall the Purchaser be obligated to perform or otherwise be responsible for any obligation of the Seller or any other Person in connection with the Purchased Contracts or the Subsequent Receivables or under any agreement or instrument relating thereto, including any contract or any other obligation to any Obligor.

      SECTION 2.4. The Closing. The sale and purchase of the Purchased Contracts shall take place at a closing (the "Closing") at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603 on the Closing Date, simultaneously with the closings under: (a) the Sale and Servicing Agreement, (b) the Trust Agreement, (c) the Administration Agreement and (d) the Indenture.

      SECTION 2.5.  Payment of the Purchase Price.

      (a) Initial Receivables. The Initial Purchase Price is payable as follows: (i) $105,461,871 in cash at the Closing and (ii) $2,334,950 in cash as and when amounts are released to, or otherwise realized by, the Purchaser from the Spread Account and the Negative Carry Account in accordance with the Sale and Servicing Agreement.

      (b) Subsequent Receivables. As consideration for the conveyance of Subsequent Receivables pursuant to Section 2.2, the Purchaser shall pay or cause to be paid to the Seller on each Subsequent Transfer Date an amount (a "Subsequent Purchase Price") equal to the aggregate Contract Value of the Subsequent Receivables as of the related Subsequent Cutoff Date, plus any premium or minus any discount agreed upon the Seller and the Purchaser. Any Subsequent Purchase Price shall be payable as follows: (i) cash in the amount released to the Purchaser from the Pre-Funding Account (or made available by the Issuer from the proceeds of the issuance of Class B Notes) pursuant to Section 5.7(a) of the Sale and Servicing Agreement shall be paid to the Seller on the related Subsequent Transfer Date and the balance paid in cash as and when amounts are released to, or otherwise realized by, the Purchaser from the Spread Account and the Negative Carry Account in accordance with the Sale and Servicing Agreement; or (ii) as otherwise agreed by the Seller and the Purchaser.


                               ARTICLE III
                     Representations and Warranties


      SECTION 3.1. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Seller as of the date hereof and as of the Closing Date:

           (a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

           (b) Due Qualification. The Purchaser is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

           (c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement have been duly authorized by the Purchaser by all necessary corporate action.

           (d) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

           (e) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Sale and Servicing Agreement and the Indenture); or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

           (f) No Proceedings. There are no proceedings or investigations pending or, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

      SECTION 3.2. Representations and Warranties of the Seller. (a) The Seller hereby represents and warrants to the Purchaser as of the date hereof and as of the Closing Date:

           (i) Organization and Good Standing. The Seller has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power and authority to acquire, own and sell the Receivables.

           (ii) Due Qualification. The Seller is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

           (iii) Power and Authority. The Seller has the power and authority to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property to be sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement have been, and the execution, delivery and performance of each Subsequent Transfer Assignment have been or will be on or before the related Subsequent Transfer Date, duly authorized by the Seller by all necessary corporate action.

           (iv) Binding Obligation. This Agreement constitutes, and each Subsequent Transfer Assignment when executed and delivered by the Seller will constitute, a legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with their terms.

           (v) No Violation. The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound; or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any Federal or State regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

           (vi) No Proceedings. There are no proceedings or investigations pending, or to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (C) seeking any determination or ruling that could reasonably be expected to materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

      (b) The Seller makes the following representations and warranties as to the Receivables on which the Purchaser relies in accepting the Purchased Contracts and the Subsequent Receivables and in transferring the Receivables to the Trust. Such representations and warranties speak as of the execution and delivery of this Agreement and as of the Closing Date, in the case of the Purchased Contracts, and as of the applicable Subsequent Transfer Date, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Receivables to the Purchaser and the subsequent assignment and transfer of such Receivables to the Trust pursuant to the Sale and Servicing Agreement and pursuant to the Indenture:

           (i) Characteristics of Receivables. Each Receivable: (A) was originated in the United States of America by a Dealer in connection with the retail sale of Financed Equipment in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from a Dealer and was validly assigned by such Dealer to the Seller in accordance with its terms, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Equipment, which is assignable by the Seller to the Purchaser, by the Purchaser to the Issuer and by the Issuer to the Indenture Trustee,
      (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, and (D) provides for fixed payments on a periodic basis that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate.

           (ii) Schedule of Receivables. The information set forth in Schedule A to this Agreement is true and correct in all material respects as of the opening of business on the Initial Cutoff Date and the information set forth on Schedule A to the related Subsequent Transfer Assignment will be true and correct on each Subsequent Transfer Date and no selection procedures believed by the Seller to be adverse to the interests of the Trust, the Indenture Noteholders, the Class B Noteholders or the Certificateholders were or will be utilized in selecting the Receivables. The computer tape regarding the Receivables made available to the Purchaser and its assigns is true and correct in all respects.

           (iii) Compliance with Law. Each Receivable and the sale of the related Financed Equipment complied in all material respects at the time it was originated or made and at the execution of this Agreement and each Subsequent Transfer Assignment complies in all material respects with all requirements of applicable Federal, State and local laws and regulations thereunder, including usury law, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and S, the Wisconsin Consumer Act and State adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

           (iv) Binding Obligation. Each Receivable represents the genuine, legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

           (v) No Government Obligor. None of the Receivables is due from the United States of America or any State or from any agency, department or instrumentality of the United States of America or any State.

           (vi) Security Interest in Financed Equipment. Immediately prior to the sale, assignment and transfer thereof, each Receivable shall be secured by a validly perfected first priority security interest in the Financed Equipment in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that would result in the valid perfection of a first priority security interest in the Financed Equipment in favor of the Seller as secured party.

           (vii) Receivables in Force. No Receivable has been satisfied, subordinated or rescinded, nor has any Financed Equipment been released from the Lien granted by the related Receivable in whole or in part.

           (viii) No Amendment or Waiver. No provision of a Receivable has been waived, altered or modified in any respect, except pursuant to a document, instrument or writing included in the Receivable Files and no such amendment, waiver, alteration or modification causes such Receivable not to conform to the other warranties contained in this Section.

           (ix) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened or exists with respect to any Receivable.

           (x) No Liens. To the best of the Seller's knowledge, no Liens or claims, including claims for work, labor or materials, relating to any of the Financed Equipment have been filed that are Liens prior to, or equal or coordinate with, the security interest in the Financed Equipment granted by any Receivable.

           (xi) No Default. No Receivable has a payment that is more than 90 days overdue as of the Initial Cutoff Date or Subsequent Cutoff Date, as applicable, and, except for a payment default continuing for a period of not more than 90 days, no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; and no continuing condition that with notice or the lapse of time would constitute such a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived and shall not waive any of the foregoing.

           (xii) Title. It is the intention of the Seller that the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement constitute a sale of the Receivables from the Seller to the Purchaser and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy or similar law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than the Purchaser. Immediately prior to the transfers and assignments contemplated herein and in the Liquidity Receivables Purchase Agreement, the Seller had good title to each Receivable, free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good title to each Receivable, free and clear of all Liens; and the transfer and assignment of the Receivables to the Purchaser has been perfected under the UCC.

           (xiii) Lawful Assignment. No Receivable has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any Receivable under this Agreement, the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement or the Indenture is unlawful, void or voidable.

           (xiv) All Filings Made. All filings (including UCC filings) necessary in any jurisdiction to give the Purchaser a first priority perfected ownership interest in the Receivables have been made.

           (xv) One Original. There is only one original executed copy of each Receivable.

           (xvi) Maturity of Receivables. Each Receivable has a remaining term to maturity of not more than 72 months, in the case of the Initial Receivables, and 72 months, in the case of the Subsequent Receivables; the weighted average remaining term of the Initial Receivables is approximately 45.12 months as of the Initial Cutoff Date; the weighted average original term of the Receivables, including as of each Subsequent Transfer Date all Subsequent Receivables previously transferred to the Purchaser, will not be greater than 55.0 months.

           (xvii) Scheduled Payments and APR. No Receivable has a final scheduled payment date later than six months preceding the Final Scheduled Maturity Date; each Receivable provides for payments that fully amortize the Amount Financed over the original term of the Receivable and is a Precomputed Receivable; and each Receivable has an APR of at least 3.0%.

           (xviii) Location of Receivable Files. The Receivable Files are kept at one or more of the locations listed in Schedule B hereto.

           (xix) Insurance. The Obligor on each Receivable is required to maintain physical damage insurance covering the Financed Equipment in accordance with the Seller's normal requirements.

           (xx) Concentrations. No Receivable has a Contract Value (when combined with the Contract Value of any other Receivable with the same or an Affiliated Obligor) that exceeds 1% of the Initial Pool Balance.

           (xxi) Financing. Approximately 57.20% of the aggregate Contract Value of the Initial Receivables, constituting 54.45% of the number of Initial Receivables as of the Initial Cutoff Date, were secured by equipment that was new at the time the related Initial Receivable was originated; the remainder of the Initial Receivables represent financing of used equipment; approximately 79% of the aggregate Contract Value of the Initial Receivables represent financing of equipment manufactured or distributed by Case; approximately 63.85% of the aggregate Contract Value of the Initial Receivables, constituting 71.35% of the number of Initial Receivables as of the Initial Cutoff Date, represent the financing of agricultural equipment; the remainder of the Initial Receivables represent the financing of construction equipment. The aggregate Contract Value of the Receivables for the purposes of the above calculations as of the Initial Cutoff Date is $466,125,519 (and is calculated using the individual APR applicable to each Initial Receivable). Additionally, not more than 40% of the aggregate Contract Value of the Receivables, including, as of each Subsequent Transfer Date, all Subsequent Receivables previously transferred to the Purchaser, will represent Contracts for the financing of construction equipment.

           (xxii) No Bankruptcies. No Obligor on any Receivable as of the Initial Cutoff Date or the Subsequent Cutoff Date, as applicable, was noted in the related Receivable File as having filed for bankruptcy.

           (xxiii) No Repossessions. None of the Financed Equipment securing any Receivable is in repossession status.

           (xxiv) Chattel Paper. Each Receivable constitutes "chattel paper" as defined in the UCC of the State the law of which governs the perfection of the interest granted in it.

           (xxv) U.S. Obligors. None of the Receivables is denominated and payable in any currency other than United States Dollars or is due from any Person that does not have a mailing address in the United States of America.

           (xxvi) Payment Frequency. As of the Initial Cutoff Date and as shown on the books of the Seller: (A) Initial Receivables having an aggregate Contract Value equal to 51.50% of the Initial Pool Balance had annual scheduled payments, (B) Initial Receivables having an aggregate Contract Value equal to 5.03% of the Initial Pool Balance had semi-annual scheduled payments, (C) Initial Receivables having an aggregate Contract Value equal to 0.69% of the Initial Pool Balance had quarterly scheduled payments, and (D) Initial Receivables having an aggregate Contract Value equal to 42.78% of the Initial Pool Balance had monthly scheduled payments.

           (xxvii) First Payment. As of the Initial Cutoff Date, Obligors had not yet made the first payment in respect of Initial Receivables representing less than 52% of the Initial Pool Balance.

           (xxviii) Interest Accruing. Each Receivable, other than those Receivables consisting of Contracts that contain interest waivers for a specified period of time, is, as of the Closing Date or Subsequent Transfer Date, as applicable, accruing interest; no Receivable contains an interest waiver extending more than 12 months after the Initial Cutoff Date.

           (xxix) Seller's Representations. The representations and warranties of the Seller contained in Section 3.2(a) are true and correct.


                               ARTICLE IV
                               Conditions


      SECTION 4.1.  Conditions to Obligation of the Purchaser.

      (a) Initial Receivables. The obligation of the Purchaser to purchase the Purchased Contracts is subject to the satisfaction of the following conditions:

           (i) Representations and Warranties True. The representations and warranties of the Seller hereunder shall be true and correct on the Closing Date and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date.

           (ii) Computer Files Marked. The Seller shall, at its own expense, on or prior to the Closing Date, indicate in its computer files that Receivables created in connection with the Purchased Contracts have been sold to the Purchaser pursuant to this Agreement and deliver to the Purchaser the Schedule of Receivables certified by the Chairman, the President, a Vice President or the Treasurer of the Seller to be true, correct and complete.

           (iii)  Documents To Be Delivered by the Seller at the Closing.

                 (A) The Assignment. At the Closing (but only if the Contract Value of the Purchased Contracts is greater than zero), the Seller will execute and deliver the Assignment, which shall be substantially in the form of Exhibit A.

                 (B) Evidence of UCC Filing. On or prior to the Closing Date (but only if the Contract Value of the Purchased Contracts is greater than zero), the Seller shall execute and file, at its own expense, a UCC financing statement in each jurisdiction in which such action is required by applicable law fully to perfect the Purchaser's right, title and interest in the Purchased Contracts and the other property sold hereunder, executed by the Seller, as seller or debtor, and naming the Purchaser, as purchaser or secured party, describing the Purchased Contracts and the other property sold hereunder, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of such Purchased Contracts and such other property to the Purchaser. The Seller shall deliver (or cause to be delivered) a file-stamped copy, or other evidence satisfactory to the Purchaser of such filing, to the Purchaser on or prior to the Closing Date.

                 (C) Other Documents. The Seller will deliver such other documents as the Purchaser may reasonably request.

           (iv) Other Transactions. The transactions contemplated by the Sale and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

      (b) Subsequent Receivables. The obligation of the Purchaser to purchase any Subsequent Receivables is subject to the satisfaction of the following conditions on or prior to the related Subsequent Transfer Date:

           (i) the Seller shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit B (the "Subsequent Transfer Assignment"), which shall include supplements to the Schedule of Receivables listing the Subsequent Receivables;

           (ii) the Seller shall, to the extent required by Section 5.2 of the Sale and Servicing Agreement, have delivered to the Purchaser for deposit in the Collection Account all collections in respect of the Subsequent Receivables;

           (iii) as of such Subsequent Transfer Date: (A) the Seller was not insolvent and will not become insolvent as a result of the transfer of Subsequent Receivables on such Subsequent Transfer Date,
      (B) the Seller did not intend to incur or believe that it would incur debts that would be beyond the Seller's ability to pay as such debts matured, (C) such transfer was not made with actual intent to hinder, delay or defraud any Person and (D) the assets of the Seller did not constitute unreasonably small capital to carry out its business as conducted;

           (iv) the applicable Spread Account Initial Deposit for such Subsequent Transfer Date shall have been made;

           (v) the Funding Period shall not have terminated;

           (vi) each of the representations and warranties made by the Seller pursuant to Section 3.2(b) with respect to the Subsequent Receivables shall be true and correct as of such Subsequent Transfer Date, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to such Subsequent Transfer Date;

           (vii) the Seller shall, at its own expense, on or prior to such Subsequent Transfer Date, indicate in its computer files that the Subsequent Receivables identified in the related Subsequent Transfer Assignment have been sold to the Purchaser pursuant to this Agreement and the Subsequent Transfer Assignment;

           (viii) the Seller shall have taken any action required to give the Purchaser a first perfected ownership interest in the Subsequent Receivables;

           (ix) no selection procedures believed by the Seller to be adverse to the interests of the Purchaser, the Trust, the Indenture Noteholders, the Class B Noteholders or the Certificateholders shall have been utilized in selecting the Subsequent Receivables;

           (x) the addition of the Subsequent Receivables will not result in a material adverse tax consequence to the Purchaser, the Trust, the Indenture Noteholders, the Class B Noteholders or the
      Certificateholders;

           (xi) the Seller shall have provided the Purchaser a statement listing the aggregate Contract Value of such Subsequent Receivables and any other information reasonably requested by the Purchaser with respect to such Subsequent Receivables;

           (xiii) all the conditions to the transfer of the Subsequent Receivables to the Issuer specified in the Sale and Servicing Agreement shall have been satisfied; and

           (xiii) the Seller shall have delivered to the Purchaser an Officers' Certificate confirming the satisfaction of each condition precedent specified in this clause (b) (substantially in the form attached hereto as Annex A to the Subsequent Transfer Assignment).

      SECTION 4.2. Conditions to Obligation of the Seller. The obligation of the Seller to sell the Purchased Contracts and the Subsequent
Receivables to the Purchaser is subject to the satisfaction of the following conditions:

           (a) Representations and Warranties True. The representations and warranties of the Purchaser hereunder shall be true and correct on the Closing Date or the applicable Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or such Subsequent Transfer Date.

           (b) Receivables Purchase Price. On the Closing Date or the applicable Subsequent Transfer Date, the Purchaser shall have delivered to the Seller the portion of the Initial Purchase Price or the Subsequent Purchase Price, as the case may be, payable on the Closing Date or such Subsequent Transfer Date pursuant to Section 2.5.


                                ARTICLE V
                         Covenants of the Seller


      The Seller agrees with the Purchaser as follows; provided, however, that to the extent that any provision of this Article conflicts with any provision of the Sale and Servicing Agreement, the Sale and Servicing Agreement shall govern:

      SECTION 5.1. Protection of Right, Title and Interest. (a) Filings. The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Purchaser in and to the Receivables and the other property included in the Trust Estate to be promptly filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder to the Receivables and the other property sold hereunder. The Seller shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

      (b) Name Change. Within 15 days after the Seller makes any change in its name, identity or corporate structure that would, could or might make any financing statement or continuation statement filed in accordance with paragraph (a) seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of any such change, and no later than five days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the property included in the Trust Estate.

      SECTION 5.2. Other Liens or Interests. Except for the conveyances hereunder and pursuant to the Liquidity Receivables Purchase Agreement, the Sale and Servicing Agreement, the Indenture and the other Basic Documents (as defined in the Indenture), the Seller: (a) will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, any interest in, to and under the Receivables, and
(b) shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Trust Agreement.

      SECTION 5.3. Chief Executive Office. During the term of the Receivables, the Seller will maintain its chief executive office in one of the States.

      SECTION 5.4. Costs and Expenses. The Seller agrees to pay all reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Purchaser's right, title and interest in, to and under the Receivables.

      SECTION 5.5. Indemnification. The Seller shall indemnify, defend and hold harmless the Purchaser for any liability as a result of the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.

      SECTION 5.6. Transfer of Subsequent Receivables. (a) The Seller covenants to transfer to the Purchaser, pursuant to Section 2.2, Subsequent Receivables with an aggregate Contract Value equal to $407,574,714. In the event that the Seller shall fail to deliver and sell to the Purchaser any or all of such Subsequent Receivables by the date on which the Funding Period ends, and the Pre-Funded Amount is greater than $100,000 on such date, the Seller shall be obligated to pay to the Purchaser the sum of the Indenture Noteholders' Prepayment Premium, the Class B Noteholders' Prepayment Premium and the Certificateholders' Prepayment Premium on the Payment Date on which the Funding Period ends (or, if the Funding Period does not end on a Payment Date, on the first Payment Date following the end of the Funding Period); provided, however, that the foregoing shall be the sole remedy of the Purchaser, the Issuer, the Trustee, the Indenture Trustee, the Indenture Noteholders, the Class B Noteholders or the Certificateholders with respect to a failure of the Seller to comply with the foregoing covenant.

      (b) In addition, the Seller shall have the option, on any Business Day falling in the Funding Period on or after the day on which the Seller has completed the maximum amount of transfers contemplated by clause (a), to transfer to the Purchaser pursuant to Section 2.2 additional Subsequent Receivables with an aggregate Contract Value of up to $75,000,000.


                               ARTICLE VI
                        Miscellaneous Provisions


      SECTION 6.1. Obligations of Seller. The obligations of the Seller under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

      SECTION 6.2. Repurchase Events. The Seller hereby covenants and agrees with the Purchaser for the benefit of the Purchaser, the Indenture Trustee, the Indenture Noteholders, the Class B Noteholders, the Trustee and the Certificateholders that the occurrence of a breach of any of the Seller's representations and warranties contained in Section 3.2(b) shall constitute events obligating the Seller to repurchase any Receivable materially and adversely affected by any such breach ("Repurchase Events") at the Purchase Amount from the Purchaser or from the Trust. Except as set forth in Section 5.5, the repurchase obligation of the Seller shall constitute the sole remedy of the Purchaser, the Indenture Trustee, the Indenture Noteholders, the Class B Noteholders, the Trust, the Trustee or the Certificateholders against the Seller with respect to any Repurchase Event.

      SECTION 6.3. Purchaser Assignment of Repurchased Receivables. With respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall sell, transfer, assign, set over and otherwise convey to the Seller, without recourse, representation or warranty, all of the Purchaser's right, title and interest in, to and under such Receivables, and all security and documents relating thereto.

      SECTION 6.4. Trust. The Seller acknowledges and agrees that: (a) the Purchaser will, pursuant to the Sale and Servicing Agreement, sell the Receivables to the Trust and assign its rights under this Agreement to the Trust, (b) the Trust will, pursuant to the Indenture, assign such Receivables and such rights to the Indenture Trustee and (c) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.2, are intended to benefit the Trust, the Certificateholders, the Class B Noteholders and the Indenture Noteholders. The Seller hereby consents to all such sales and assignments.

      SECTION 6.5. Amendment. This Agreement may be amended from time to time, with prior written notice to the Rating Agencies, by a written amendment duly executed and delivered by the Seller and the Purchaser, without the consent of the Indenture Noteholders, the Class B Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Noteholders, the Class B Noteholders or the Certificateholders; provided, however, that such amendment will not in the Opinion of Counsel, materially and adversely affect the interest of any Indenture Noteholder, Class B Noteholder or Certificateholder.

      This Agreement may also be amended from time to time by the Seller and the Purchaser, with prior written notice to the Rating Agencies, with the written consent of (x) the Holders of Indenture Notes evidencing at least a majority of the Outstanding Amount (as defined in the Indenture) of the Indenture Notes, (y) Class B Noteholders of Class B Notes evidencing at least a majority of the outstanding principal amount of the Class B Notes and (z) the Holders (as defined in the Trust Agreement) of Certificates evidencing at least a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Noteholders, the Class B Noteholders or the Certificateholders; provided, however, that no such amendment may: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Indenture Noteholders, the Class B Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the Indenture Notes, the Class B Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Indenture Notes, the Class B Notes and Certificates.

      It shall not be necessary for the consent of Certificateholders or Indenture Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

      SECTION 6.6. Accountants' Letters. (a) A firm of independent certified public accountants will review the characteristics of the Receivables described in the Schedule of Receivables and will compare those characteristics to the information with respect to the Receivables contained in the Prospectus, (b) the Seller will cooperate with the Purchaser and such accounting firm in making available all information and taking all steps reasonably necessary to permit such accounting firm to complete the review set forth in clause (a) and to deliver the letters required of them under the Underwriting Agreement, (c) such accounting firm will deliver to the Purchaser a letter, dated the date of the Prospectus, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus and with respect to such other information as may be agreed in the form of the letter.

      SECTION 6.7. Waivers. No failure or delay on the part of the Purchaser in exercising any power, right or remedy under this Agreement or any Assignment shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

      SECTION 6.8. Notices. All demands, notices and communications under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt: (a) in the case of the Seller, to Case Credit Corporation, 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Vice President and Treasurer (telephone (414) 636-6011); (b) in the case of the Purchaser, to Case Receivables II Inc., 233 Lake Avenue, Racine, Wisconsin 53403, Attention: Corporate Secretary (telephone (414) 636-6564); (c) in the case of the Rating Agencies, at their respective addresses set forth in
Section 10.3 of the Sale and Servicing Agreement; or, as to each of the foregoing, at such other address as shall be designated by written notice to the other parties.

      SECTION 6.9. Costs and Expenses. The Seller will pay all expenses incident to the performance of its obligations under this Agreement and the Seller agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in, to and under the Receivables and the enforcement of any obligation of the Seller hereunder.

      SECTION 6.10. Representations of the Seller and the Purchaser. The respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the Closing under Section 2.4.

      SECTION 6.11. Confidential Information. The Purchaser agrees that it will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Sale and Servicing Agreement or the Indenture or any other Basic Document or as required by any of the foregoing or by law.

      SECTION 6.12. Headings and Cross-References. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement unless otherwise expressly indicated.

      SECTION 6.13. Governing Law. This Agreement and the Assignment shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder or thereunder shall be determined in accordance with such laws.

      SECTION 6.14. Counterparts. This Agreement may be executed in two or more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute but one and the same instrument.

      SECTION 6.15. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                                       CASE RECEIVABLES II INC.


                                       By:   /s/ Robert A. Wegner
                                          ----------------------------
                                           Name: Robert A. Wegner
                                           Title: Vice President


                                       CASE CREDIT CORPORATION


                                       By:   /s/ Robert A. Wegner
                                          ----------------------------
                                           Name: Robert A. Wegner
                                           Title: Vice President




                                                              SCHEDULE A
                                                   to Purchase Agreement


                         SCHEDULE OF RECEIVABLES
                         -----------------------

                        [PAPER COPY SENT TO SEC]




                                                              SCHEDULE B
                                                   to Purchase Agreement


                      LOCATION OF RECEIVABLES FILES
                      -----------------------------

      Documents relating to the Receivables are located at one of the following Case Corporation locations:

            1.   233 Lake Avenue
                 Racine, Wisconsin 53403

            2.   2205 Durand Avenue
                 Racine, Wisconsin 53403

            3.   700 State Street
                 Racine, Wisconsin 53404

            4.   6363 Poplar Avenue
                 Suite 330
                 Memphis, Tennessee 38119

            5.   2626 E. 82nd Street
                 Suite 240
                 Bloomington, Minnesota 55425

            6.   5000 Quorum
                 Suite 505
                 Dallas, Texas 75204

            7.   3600 Sullivant Avenue
                 Columbus, Ohio 43228-0519




                                                               EXHIBIT A
                                                   to Purchase Agreement

                                 FORM OF
                               ASSIGNMENT
                               ----------
      For value received, in accordance with and subject to the Purchase Agreement dated as of September 1, 1996 (the "Purchase Agreement"), between the undersigned and Case Receivables II Inc. (the "Purchaser"), the undersigned does hereby sell, assign, transfer, set over and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under: (a) the Purchased Contracts, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Initial Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to the Purchased Contracts and any other interest of the undersigned in such Financed Equipment, (c) any proceeds with respect to the Purchased Contracts from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to the Purchased Contracts other than any interest in the Dealers' reserve accounts maintained with Case Credit Corporation, (e) any Financed Equipment that shall have secured the Purchased Contracts and that shall have been acquired by or on behalf of the Purchaser, and (f) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers or any other person in connection with the Purchased Contracts, Receivables Files, any insurance policies or any agreement or instrument relating to any of them.

      This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Purchase Agreement and is to be governed in all respects by the Purchase Agreement.

      Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of September 19, 1996.


                            CASE CREDIT CORPORATION


                            By: __________________________
                                Name: Robert A. Wegner
                                Title: Vice President




                                                               EXHIBIT B
                                                   to Purchase Agreement

                                 FORM OF
                     SUBSEQUENT TRANSFER ASSIGNMENT
                     ------------------------------

      For value received, in accordance with and subject to the Purchase Agreement dated as of September 1, 1996 (the "Purchase Agreement"), between Case Credit Corporation, a Delaware corporation (the "Seller"), and Case Receivables II Inc., a Delaware corporation (the "Purchaser"), the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under: (a) the Subsequent Receivables, with an aggregate Contract Value equal to $_______________, listed on Schedule A hereto, including all documents constituting chattel paper included therewith, and all obligations of the Obligors thereunder, including all moneys paid thereunder on or after the Subsequent Cutoff Date, (b) the security interests in the Financed Equipment granted by Obligors pursuant to such Subsequent Receivables and any other interest of the Seller in such Financed Equipment, (c) any proceeds with respect to such Subsequent Receivables from claims on insurance policies covering Financed Equipment or Obligors, (d) any proceeds from recourse to Dealers with respect to such Subsequent Receivables other than any interest in the Dealers' reserve accounts maintained with the Seller, (e) any Financed Equipment that shall have secured any such Subsequent Receivables and that shall have been acquired by or on behalf of the Purchaser, and (f) the proceeds of any and all of the foregoing (other than Recoveries). The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the Seller to the Obligors, insurers or any other person in connection with such Subsequent Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

      This Subsequent Transfer Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the Seller contained in the Purchase Agreement (including the Officers' Certificate of the Seller accompanying this Agreement) and is to be governed in all respects by the Purchase Agreement.

      Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement.

      IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of _____________________, 1996.


                            CASE CREDIT CORPORATION


                            By:________________________
                                Name:_________________________
                                Title:________________________



                                                              SCHEDULE A
                                       to Subsequent Transfer Assignment


                   SCHEDULE OF SUBSEQUENT RECEIVABLES
                   ----------------------------------

                           [See attached list]



                                                                 ANNEX A
                                       to Subsequent Transfer Assignment


                          OFFICERS' CERTIFICATE
                          ---------------------

      We, the undersigned officers of Case Credit Corporation (the "Company"), do hereby certify, pursuant to Section 4.1(b)(xiii) of the Purchase Agreement dated as of September 1, 1996, among the Company, and Case Receivables II Inc. (the "Purchase Agreement"), that all of the conditions precedent to the transfer to the Purchaser of the Subsequent Receivables listed on Schedule A to the Subsequent Transfer Assignment delivered herewith, and the other property and rights related to such Subsequent Receivables as described in Section 2.2 of the Purchase Agreement, have been satisfied on or prior to the related Subsequent Transfer Date.

      Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

      IN WITNESS WHEREOF, the undersigned have caused this certificate to be duly executed this _____ day of _______, 199_.



                            By:________________________________
                                Name:__________________________
                                Title:_________________________


                            By:________________________________
                                Name:__________________________
                                Title:_________________________


===============================================================================

                    CASE EQUIPMENT LOAN TRUST 1996-B



                        ADMINISTRATION AGREEMENT


                                  among


                    CASE EQUIPMENT LOAN TRUST 1996-B,
                               an Issuer,


                                   and


                        CASE CREDIT CORPORATION,
                            as Administrator,


                                   and


                     HARRIS TRUST AND SAVINGS BANK,
                          as Indenture Trustee.


                      Dated as of September 1, 1996

===============================================================================


                          TABLE OF CONTENTS
                          -----------------
Section                                                             Page
-------                                                             ----
1.  Duties of the Administrator......................................  2
      (a)  Duties with Respect to the Indenture, the Class B Note
           Purchase Agreement and the Depository Agreement...........  2
      (b)  Duties with Respect to the Trust..........................  6
      (c)  Non-Ministerial Matters...................................  7

2.  Records..........................................................  8
3.  Compensation.....................................................  8
4.  Additional Information To Be Furnished to the Issuer.............  8
5.  Independence of the Administrator................................  8
6.  No Joint Venture.................................................  8
7.  Other Activities of the Administrator............................  9
8.  Term of Agreement; Resignation and Removal of the Administrator..  9
9.  Action upon Termination, Resignation or Removal.................. 11
10.  Notices......................................................... 11
11.  Amendments...................................................... 12
12.  Successors and Assigns.......................................... 13
13.  Governing Law................................................... 13
14.  Headings........................................................ 14
15.  Counterparts.................................................... 14
16.  Severability.................................................... 14
17.  Not Applicable to Case Credit Corporation in Other Capacities... 14
18.  Limitation of Liability of the Trustee and the Indenture Trustee 14
19.  Third-Party Beneficiary......................................... 15
20.  Indemnification................................................. 15


      ADMINISTRATION AGREEMENT dated as of September 1, 1996, among CASE EQUIPMENT LOAN TRUST 1996-B, a Delaware business trust (the "Issuer"), CASE CREDIT CORPORATION, a Delaware corporation, as administrator (the "Administrator"), and HARRIS TRUST AND SAVINGS BANK, an Illinois banking corporation, not in its individual capacity but solely as Indenture Trustee (the "Indenture Trustee").


                                RECITALS


      WHEREAS, the Issuer is issuing: (a) 5.5625% Class A-1 Asset Backed Notes, 6.25% Class A-2 Asset Backed Notes and 6.65% Class A-3 Asset Backed Notes (collectively, the "Indenture Notes") pursuant to the Indenture, dated as of the date hereof (as amended and supplemented from time to time in accordance with the provisions thereof, the "Indenture"), between the Issuer and the Indenture Trustee (capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Indenture) and (b) Class B Asset Backed Notes (with the Indenture Notes, the "Notes") pursuant to the Note Purchase Agreement, dated as of September 12, 1996 (as amended and supplemented from time to time in accordance with the provisions thereof, the "Class B Note Purchase Agreement"), among the Issuer, the Servicer, various purchasers from time to time party thereto and The First National bank of Chicago, as Agent;

      WHEREAS, the Issuer has entered into certain agreements in connection with the issuance of the Notes and of certain beneficial ownership interests of the Issuer, including: (i) a Sale and Servicing Agreement, dated as of the date hereof (as amended and supplemented from time to time, the "Sale and Servicing Agreement"), among the Issuer, Case Credit Corporation, as servicer (the "Servicer"), and Case Receivables II Inc., a Delaware corporation, as seller (the "Seller"), (ii) a Depository Agreement, dated September 19, 1996 (the "Indenture Note Depository Agreement"), among the Issuer, the Indenture Trustee, the Administrator and The Depository Trust Company, (iii) a Depository Agreement, dated September 19, 1996 (the "Certificate Depository Agreement" and, together with the Indenture Note Depository Agreement, the "Depository Agreement") among the Issuer, Chase Manhattan Bank Delaware, as Trustee under the Trust Agreement (as defined in the Sale and Servicing Agreement) (the "Trustee"), the Administrator and The Depository Trust Company, (iv) the Indenture, (v) the Class B Note Purchase Agreement and (vi) a Trust Agreement, dated as of the date hereof (the "Trust Agreement"), between the Seller and the Trustee (the Sale and Servicing Agreement, the Depository Agreement, the Indenture, the Class B Note Purchase Agreement and the Trust Agreement being hereinafter referred to collectively as the "Related Agreements");

      WHEREAS, pursuant to the Related Agreements, the Issuer and the Trustee are required to perform certain duties in connection with: (a) the Indenture Notes and the Class B Notes and the collateral therefor pledged pursuant to the Indenture (the "Collateral") and (b) the beneficial ownership interests in the Issuer (the registered holders of such interests being referred to herein as the "Owners");

      WHEREAS, the Issuer and the Trustee desire to have the Administrator perform certain of the duties of the Issuer and the Trustee referred to in the preceding clause, and to provide such additional services consistent with this Agreement and the Related Agreements as the Issuer and the Trustee may from time to time request;

      WHEREAS, the Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Issuer and the Trustee on the terms set forth herein;

      NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

      1.  Duties of the Administrator.
          ---------------------------
      (a) Duties with Respect to the Indenture, the Class B Note Purchase Agreement and the Depository Agreement. The Administrator shall perform all of its duties as Administrator and the duties of the Issuer and the Trustee under the Depository Agreement and the Class B Note Purchase Agreement. In addition, the Administrator shall consult with the Trustee regarding the duties of the Issuer and the Trustee under such documents. The Administrator shall monitor the performance of the Issuer and shall advise the Trustee when action is necessary to comply with the Issuer's or the Trustee's duties under such documents. The Administrator shall prepare for execution by the Issuer or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer or the Trustee to prepare, file or deliver pursuant to such documents. In furtherance of the foregoing, the Administrator shall take all appropriate action that is the duty of the Issuer or the Trustee to take pursuant to such documents, including, without limitation, such of the foregoing as are required with respect to the following matters (references in this Section are to sections of the Indenture):

           (i) the duty to cause the Indenture Note Register to be kept and to give the Indenture Trustee notice of any appointment of a new Indenture Note Registrar and the location, or change in location, of the Indenture Note Register (Section 2.4);

           (ii) the fixing or causing to be fixed of any specified record date and the notification of the Indenture Trustee and Indenture Noteholders with respect to special payment dates, if any (Section 2.7(c));

           (iii) the preparation of or obtaining of the documents and instruments required for authentication of the Indenture Notes and delivery of the same to the Indenture Trustee (Section 2.2);

           (iv) the preparation, obtaining or filing of the instruments, opinions, certificates and other documents required for the release of the Collateral (Section 2.9);

           (v) the maintenance of an office in the Borough of Manhattan, City of New York, for registration of transfer or exchange of Indenture Notes (Section 3.2);

           (vi) the duty to cause newly appointed Paying Agents, if any, to deliver to the Indenture Trustee the instrument specified in the Indenture regarding funds held in trust (Section 3.3);

           (vii) the direction to the Paying Agents to deposit moneys with the Indenture Trustee (Section 3.3);

           (viii) the obtaining and preservation of the Issuer's qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of the Indenture, the Indenture Notes, the Class B Note Purchase Agreement, the Class B Notes, the Collateral and each other instrument and agreement included in the Trust Estate (Section 3.4);

           (ix) the preparation of all supplements, amendments, financing statements, continuation statements, instruments of further assurance and other instruments, in accordance with Section 3.5 of the Indenture, necessary to protect the Trust Estate (Section 3.5);

           (x) the delivery of the Opinion of Counsel on the Closing Date and the annual delivery of Opinions of Counsel, in accordance with
      Section 3.6 of the Indenture, as to the Trust Estate, and the annual delivery of the Officers' Certificate and certain other statements, in accordance with Section 3.9 of the Indenture, as to compliance with the Indenture (Sections 3.6 and 3.9);

           (xi) the identification to the Indenture Trustee in an Officers' Certificate of a Person with whom the Issuer has contracted to perform its duties under the Indenture (Section 3.7(b));

           (xii) the notification of the Indenture Trustee and the Rating Agencies of a Servicer Default (as defined in the Sale and Servicing Agreement) pursuant to the Sale and Servicing Agreement and, if such Servicer Default arises from the failure of the Servicer to perform any of its duties under the Sale and Servicing Agreement, the taking of all reasonable steps available to remedy such failure (Section 3.7(d));

           (xiii) the preparation and obtaining of documents and instruments required for the release of the Issuer from its obligations under the Indenture (Section 3.10(b));

           (xiv) the delivery of notice to the Indenture Trustee of each Event of Default and each default by the Servicer or Seller under the Sale and Servicing Agreement (Section 3.19);

           (xv) the monitoring of the Issuer's obligations as to the satisfaction and discharge of the Indenture and the preparation of an Officers' Certificate and the obtaining of the Opinion of Counsel and the Independent Certificate relating thereto (Section 4.1);

           (xvi) the compliance with any written directive of the Indenture Trustee with respect to the sale of the Trust Estate in a commercially reasonable manner if an Event of Default shall have occurred and be continuing (Section 5.4);

           (xvii) the furnishing to the Indenture Trustee with the names and addresses of Indenture Noteholders during any period when the Indenture Trustee is not the Indenture Note Registrar (Section 7.1);

           (xviii) the preparation, execution and filing with the Commission and the Indenture Trustee of documents required to be filed on a periodic basis with, and summaries thereof as may be required by rules and regulations prescribed by, the Commission and the transmission of such summaries, as necessary, to the Indenture Noteholders (Section 7.3);

           (xix) the opening of one or more accounts in the Trust's name, the preparation of Issuer Orders, Officers' Certificates and Opinions of Counsel and all other actions necessary with respect to investment and reinvestment of funds in the Trust Accounts (Sections 8.2 and 8.3);

           (xx) the preparation of an Issuer Request and Officers' Certificate and the obtaining of an Opinion of Counsel and Independent Certificates, if necessary, for the release of the Trust Estate as defined in the Indenture (Sections 8.4 and 8.5);

           (xxi) the preparation of Issuer Orders and the obtaining of Opinions of Counsel with respect to the execution of supplemental indentures and the mailing to the Indenture Noteholders of notices with respect to such supplemental indentures (Sections 9.1, 9.2 and 9.3);

           (xxii) the execution and delivery of new Indenture Notes conforming to any supplemental indenture (Section 9.6);

           (xxiii) the notification of Indenture Noteholders of redemption of the Indenture Notes or the duty to cause the Indenture Trustee to provide such notification (Section 10.2);

           (xxiv) the preparation of all Officers' Certificates, Opinions of Counsel and Independent Certificates with respect to any requests by the Issuer to the Indenture Trustee to take any action under the Indenture (Section 11.1(a));

           (xxv) the preparation and delivery of Officers' Certificates and the obtaining of Independent Certificates, if necessary, for the release of property from the lien of the Indenture (Section 11.1(b));

           (xxvi) the preparation and delivery to Indenture Noteholders and the Indenture Trustee of any agreements with respect to alternate payment and notice provisions (Section 11.6);

           (xxvii) the recording of the Indenture, if applicable (Section 11.15); and

           (xxviii) the preparation, execution and delivery of all notices and other documents relating to the Class B Notes, and the duty to take all actions required in connection with any Class B Notes pursuant to the Class B Note Purchase Agreement.

      (b) Duties with Respect to the Trust. (i) In addition to the duties of the Administrator set forth above, the Administrator shall perform such calculations, and shall prepare for execution by the Issuer or the Trustee or shall cause the preparation by other appropriate persons of all such documents, reports, filings, instruments, certificates and opinions, as it shall be the duty of the Issuer or the Trustee to perform, prepare, file or deliver pursuant to the Related Agreements, and at the request of the Trustee shall take all appropriate action that it is the duty of the Issuer or the Trustee to take pursuant to the Related Agreements. Subject to
Section 5 of this Agreement, and in accordance with the directions of the Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Collateral (including the Related Agreements) as are not covered by any of the foregoing and as are expressly requested by the Trustee and are reasonably within the capability of the Administrator.

           (ii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for promptly notifying the Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to an Owner as contemplated in Section 5.2(c) of the Trust Agreement. Any such notice shall specify the amount of any withholding tax required to be withheld by the Trustee pursuant to such provision.

           (iii) Notwithstanding anything in this Agreement or the Related Agreements to the contrary, the Administrator shall be responsible for performance of the duties of the Trustee set forth in Sections 5.5(a), (b), (c) and (d), the penultimate sentence of Section 5.5 and
      Section 5.6(a) of the Trust Agreement with respect to, among other things, accounting and reports to Owners; provided, however, that the Trustee shall retain responsibility for the distribution of the Schedule K-1s necessary to enable each Owner to prepare its Federal and State income tax returns.

           (iv) The Administrator shall satisfy its obligations with respect to clauses (ii) and (iii) by retaining, at the expense of the Trust payable by the Servicer, a firm of independent certified public accountants (the "Accountants") acceptable to the Trustee, which Accountants shall perform the obligations of the Administrator thereunder. In connection with clause (ii), the Accountants will provide prior to October 15, 1996, a letter in form and substance satisfactory to the Trustee as to whether any tax withholding is then required and, if required, the procedures to be followed with respect thereto to comply with the requirements of the Code. The Accountants shall be required to update the letter in each instance that any additional tax withholding is subsequently required or any previously required tax withholding shall no longer be required.

           (v) The Administrator shall perform the duties of the Administrator specified in Section 10.2 of the Trust Agreement required to be performed in connection with the resignation or removal of the Trustee, and any other duties expressly required to be performed by the Administrator under the Trust Agreement.

           (vi) In carrying out the foregoing duties or any of its other obligations under this Agreement, the Administrator may enter into transactions with or otherwise deal with any of its affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any directions received from the Issuer and shall be, in the Administrator's opinion, no less favorable to the Issuer than would be available from unaffiliated parties.

           (vii) The Administrator hereby agrees to execute on behalf of the Issuer all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Issuer to prepare, file or deliver pursuant to the Basic Documents or otherwise by law.

      (c) Non-Ministerial Matters. (i) With respect to matters that in the reasonable judgment of the Administrator are non-ministerial, the Administrator shall not take any action unless within a reasonable time before the taking of such action the Administrator shall have notified the Trustee of the proposed action and the Trustee shall not have withheld consent or provided an alternative direction. For the purpose of the preceding sentence, "non-ministerial matters" shall include, without limitation:

                 (A) the amendment of or any supplement to the Indenture;

                 (B) the initiation of any claim or lawsuit by the Issuer and the compromise of any action, claim or lawsuit brought by or against the Issuer (other than in connection with the collection of the Receivables);

                 (C) the amendment, change or modification of the Related Agreements;

                 (D) the appointment of successor Indenture Note Registrars, successor Paying Agents and successor Trustees pursuant to the Indenture or the appointment of successor Administrators or successor Servicers, or the consent to the assignment by the Indenture Note Registrar, Paying Agent or Indenture Trustee of its obligations under the Indenture; and

                 (E) the removal of the Indenture Trustee.

           (ii) Notwithstanding anything to the contrary in this Agreement, the Administrator shall not be obligated to, and shall not: (x) make any payments to the Indenture Noteholders under the Related Agreements, (y) sell the Trust Estate pursuant to Section 5.4 of the Indenture or (z) take any other action that the Issuer directs the Administrator not to take on its behalf.

      2. Records. The Administrator shall maintain appropriate books of account and records relating to services performed hereunder, which books of account and records shall be accessible for inspection by the Issuer, the Indenture Trustee and the Depositor (as defined in the Trust Agreement) at any time during normal business hours.

      3. Compensation. As compensation for the performance of the Administrator's obligations under this Agreement and as reimbursement for its expenses related thereto, the Administrator shall be entitled to $500 per quarter payable in arrears on each Payment Date, which payment shall be solely an obligation of the Issuer.

      4. Additional Information To Be Furnished to the Issuer. The Administrator shall furnish to the Issuer from time to time such additional information regarding the Collateral as the Issuer shall reasonably request.

      5. Independence of the Administrator. For all purposes of this Agreement, the Administrator shall be an independent contractor and shall not be subject to the supervision of the Issuer or the Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly authorized by the Issuer, the Administrator shall have no authority to act for or represent the Issuer or the Trustee in any way (other than as permitted hereunder) and shall not otherwise be deemed an agent of the Issuer or the Trustee.

      6. No Joint Venture. Nothing contained in this Agreement: (i) shall constitute the Administrator and either of the Issuer or the Trustee as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

      7. Other Activities of the Administrator. Nothing herein shall prevent the Administrator or its Affiliates from engaging in other businesses or, in their sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Issuer, the Trustee or the Indenture Trustee.

      8.  Term of Agreement; Resignation and Removal of the Administrator.
(a) This Agreement shall continue in force until the dissolution of the Issuer, upon which event this Agreement shall automatically terminate.

      (b) Subject to Section 8(e), the Administrator may resign its duties hereunder by providing the Issuer, the Indenture Trustee and the Servicer with at least 60 days' prior written notice.

      (c) Subject to Section 8(e), the Issuer may remove the Administrator without cause by providing the Administrator, the Indenture Trustee and the Servicer with at least 60 days' prior written notice.

      (d) Subject to Section 8(e), at the sole option of the Issuer, the Administrator may be removed immediately upon written notice of termination from the Issuer to the Administrator, the Indenture Trustee and the Servicer if any of the following events shall occur:

           (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Issuer);

           (ii) a court having jurisdiction in the premises shall enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or order the winding-up or liquidation of its affairs; or

           (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

      The Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this subsection shall occur, it shall give written notice thereof to the Issuer, the Servicer and the Indenture Trustee within seven days after the happening of such event.

      (e) Upon the Administrator's receipt of notice of termination, pursuant to Sections 8(c) or (d), or the Administrator's resignation in accordance with this Agreement, the predecessor Administrator shall continue to perform its functions as Administrator under this Agreement, in the case of termination, only until the date specified in such termination notice or, if no such date is specified in a notice of termination, until receipt of such notice and, in the case of resignation, until the later of:
(x) the date 45 days from the delivery to the Issuer, the Indenture Trustee and the Servicer of written notice of such resignation (or written confirmation of such notice) in accordance with this Agreement and (y) the date upon which the predecessor Administrator shall become unable to act as Administrator, as specified in the notice of resignation and accompanying Opinion of Counsel. In the event of the Administrator's termination hereunder, the Issuer shall appoint a successor Administrator acceptable to the Indenture Trustee, and the successor Administrator shall accept its appointment by a written assumption in form acceptable to the Indenture Trustee. In the event that a successor Administrator has not been appointed at the time when the predecessor Administrator has ceased to act as Administrator in accordance with this Section, the Indenture Trustee without further action shall automatically be appointed the successor Administrator and the Indenture Trustee shall be entitled to the compensation specified in Section 3. Notwithstanding the above, the Indenture Trustee shall, if it shall be unable so to act, appoint or petition a court of competent jurisdiction to appoint any established institution having a net worth of not less than $50,000,000 and whose regular business shall include the performance of functions similar to those of the Administrator, as the successor to the Administrator under this Agreement.

      (f) Upon appointment, the successor Administrator (including the Indenture Trustee acting as successor Administrator) shall be the successor in all respects to the predecessor Administrator and shall be subject to all the responsibilities, duties and liabilities arising thereafter relating thereto placed on the predecessor Administrator and shall be entitled to the compensation specified in Section 3 and all the rights granted to the predecessor Administrator by the terms and provisions of this Agreement.

      (g) Except when and if the Indenture Trustee is appointed successor Administrator, the Administrator may not resign unless it is prohibited from serving as such by law as evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee. No resignation or removal of the Administrator pursuant to this Section shall be effective until: (i) a successor Administrator shall have been appointed by the Issuer and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

      (h) The appointment of any successor Administrator shall be effective only after satisfaction of the Rating Agency Condition with respect to the proposed appointment.

      9. Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a), or the resignation or removal of the Administrator pursuant to
Section 8(b) or (c), respectively, the Administrator shall be entitled to be paid all fees and reimbursable expenses accruing to it to the date of such termination, resignation or removal. The Administrator shall forthwith upon such termination pursuant to Section 8(a) deliver to the Issuer all property and documents of or relating to the Collateral then in the custody of the Administrator. In the event of the resignation or removal of the Administrator pursuant to Section 8(b) or (c), respectively, the Administrator shall cooperate with the Issuer and the Indenture Trustee and take all reasonable steps requested to assist the Issuer and the Indenture Trustee in making an orderly transfer of the duties of the Administrator.

      10. Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows:

      (a)  if to the Issuer or the Trustee, to:

                 Case Equipment Loan Trust 1996-B
                 c/o Chase Manhattan Bank Delaware
                 1201 North Market Street
                 Wilmington, Delaware 19801
                 Attn: Corporate Trust Department

           with a copy to:

                 The Chase Manhattan Bank
                 450 West 33rd Street
                 15th Floor
                 New York, New York 10001
                 Attn: Structured Finance Services (ABS)

      (b)  if to the Administrator, to:

                 Case Credit Corporation
                 233 Lake Avenue
                 Racine, Wisconsin 53403
                 Attention: Vice President & Treasurer

      (c)  if to the Indenture Trustee, to:

                 Harris Trust and Savings Bank
                 311 West Monroe Street, 12th Floor
                 Chicago, Illinois 60606
                 Attention: Indenture Trust Department

or to such other address as any party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

      11. Amendments. This Agreement may be amended from time to time by a written amendment duly executed and delivered by the Issuer, the Administrator and the Indenture Trustee, with the written consent of the Trustee, but without the consent of any of the Indenture Noteholders, the Class B Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement provisions of this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Noteholders, Class B Noteholders or the Certificateholders; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel satisfactory to the Indenture Trustee, adversely affect in any material respect the interests of any Indenture Noteholder, Class B Noteholder or Certificateholder.

      This Agreement may also be amended from time to time by the Issuer, the Administrator and the Indenture Trustee with the written consent of (w) the Trustee, (x) the Holders of Indenture Notes evidencing not less than a majority of the Outstanding Amount of the Indenture Notes, (y) the Class B Noteholders of Class B Notes evidencing not less than a majority of the outstanding principal amount of the Class B Notes and (z) the Holders (as defined in the Trust Agreement) of Certificates evidencing not less than a majority of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Indenture Noteholders, the Class B Noteholders or the Certificateholders; provided, however, that no such amendment shall: (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of the Indenture Noteholders, the Class B Noteholders or the Certificateholders or (ii) reduce the aforesaid percentage of the holders of Indenture Notes, Class B Notes and Certificates that are required to consent to any such amendment, without the consent of the holders of all the outstanding Indenture Notes, Class B Notes and Certificates. Notwithstanding the foregoing, the Administrator may not amend this Agreement without the permission of the Depositor, which permission shall not be unreasonably withheld.

      Promptly after the execution of any such amendment or consent (or, in the case of the Rating Agencies, 10 days prior thereto), the Administrator shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Trustee and each of the Rating Agencies.

      It shall not be necessary for the consent of the Certificateholders, the Class B Noteholders or the Indenture Noteholders pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.

      12. Successors and Assigns. This Agreement may not be assigned by the Administrator unless such assignment is previously consented to in writing by the Issuer and the Trustee and subject to the satisfaction of the Rating Agency Condition in respect thereof. An assignment with such consent and satisfaction, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by the Administrator without the consent of the Issuer or the Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the Administrator, provided that such successor organization executes and delivers to the Issuer, the Trustee and the Indenture Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as the Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of the parties hereto.

      13. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

      14. Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

      15. Counterparts. This Agreement may be executed in counterparts, all of which when so executed shall together constitute but one and the same agreement.

      16. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      17. Not Applicable to Case Credit Corporation in Other Capacities. Nothing in this Agreement shall affect any obligation Case Credit
Corporation may have in any other capacity.

      18. Limitation of Liability of the Trustee and the Indenture Trustee. (a) Notwithstanding anything contained herein to the contrary, this instrument has been countersigned by Chase Manhattan Bank Delaware, not in its individual capacity but solely in its capacity as Trustee of the Issuer, and in no event shall Chase Manhattan Bank Delaware, in its individual capacity, or any beneficial owner of the Issuer have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder, as to all of which recourse shall be had solely to the assets of the Issuer. For all purposes of this Agreement, in the performance of any duties or obligations of the Issuer thereunder, the Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

      (b) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by Harris Trust and Savings Bank, not in its individual capacity but solely as Indenture Trustee, and in no event shall Harris Trust and Savings Bank have any liability for the representations, warranties, covenants, agreements or other obligations of the Issuer hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Issuer.

      19. Third-Party Beneficiary. The Trustee is a third-party beneficiary to this Agreement and is entitled to the rights and benefits hereunder and may enforce the provisions hereof as if it were a party hereto.

      20. Indemnification. The Administrator shall indemnify the Trustee and the Indenture Trustee (and their officers, directors, employees and agents) for, and hold them harmless against, any losses, liability or expense, including attorneys' fees reasonably incurred by them, incurred without negligence or bad faith on their part, arising out of or in connection with: (i) actions taken by either of them pursuant to instructions given by the Administrator pursuant to this Agreement or (ii) the failure of the Administrator to perform its obligations hereunder. The indemnities contained in this Section shall survive the termination of this Agreement and the resignation or removal of the Administrator, the Trustee or the Indenture Trustee.
      IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                            CASE EQUIPMENT LOAN TRUST 1996-B

                      By: CHASE MANHATTAN BANK DELAWARE,
                           not in its individual capacity but solely as
                           Trustee on behalf of the Issuer and on its own behalf as Trustee under the Trust Agreement


                           By:   /s/ John Cashin
                              -----------------------------------
                               Name: John Cashin
                               Title: Senior Trust Officer


                      HARRIS TRUST AND SAVINGS BANK,
                        not in its individual capacity
                        but solely as Indenture Trustee


                      By:   /s/ Keith Richardson
                         ------------------------------------
                          Name: Keith Richardson
                          Title: Assistant Trust Officer


                      CASE CREDIT CORPORATION,
                        as Administrator


                      By:   /s/ Robert A. Wegner
                         ------------------------------------
                          Name: Robert A. Wegner
                          Title: Vice President